                                                                   EXHIBIT 10.21
                           L E A S E  A G R E E M E N T
                           - - - - -  - - - - - - - - -



FIRST INDUSTRIAL, L.P.,
a Delaware Limited Partnership

                        "Landlord"



      - and -



EYETECH PHARMACEUTICALS, INC.,
a Delaware corporation



PREMISES:    140 Hanover Avenue
             Hanover Township, New Jersey

DATED:       March 14th, 2002

PREPARED BY: ROBERT K. BROWN, ESQ

                                  STANDARD FORM
                            INDUSTRIAL BUILDING LEASE
                                 (Single Tenant)

      1. BASIC TERMS. This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

            1.1.  Date of Lease as of March l4, 2002.

            1.2. Landlord: First Industrial, L.P., a Delaware limited partnership.

            1.3. Tenant: Eyetech Pharmaceuticals, Inc., a Delaware corporation.

            1.4. Premises: That certain parcel of land having a street address of 140 Hanover Avenue, Hanover Township, New Jersey and described in "Exhibit A" attached hereto (the "Land"), along with the building located at the Land, which for purposes of this Lease shall be deemed to include 24,905 rentable square feet (the "Building") as well as all other improvements located at the Land.

            1.5. Lease Term: Five (5) years ("Term"), commencing on or about May 1, 2003 ("Commencement Date) and ending April 30, 2008, subject to Section 2.4 below ("Expiration Date").

            1.6. Permitted Uses: (See Section 4.1) Office; laboratory and warehouse purposes only.

            1.7.  Tenant's Guarantor: None.

            1.8.  Broker: (See Section 23) Newmark JGT of New Jersey, LLC.

            1.9.  Security/Damage Deposit: (See Section 4.3) $900,000.00.

            1.10. Initial Estimated Operating Expenses Payable by Tenant:
                  $7,000.00 per month.

            1.11. Riders to Lease: The following riders are attached to and made a part of this Lease. None.

      2.    LEASE OF PREMISES; RENT.


            2.1. LEASE OF PREMISES FOR LEASE TERM. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

            2.2. TYPES OF RENTAL PAYMENTS. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the "Base Rent") in the amounts and for the periods set forth below:

       Lease Period           Annual Base Rent      Monthly Base Rent
       ------------           ----------------      -----------------

      First  (1st) year         $348,670.00           $29,055.83
      Second (2nd) year         $348,670.00           $29,055.83
      Third  (3rd) year         $361,122.50           $30,093.54
      Fourth (4th) year         $373,575.00           $31,131.25
      Fifth  (5th) year         $373,575.00           $31,131.25


        Option Period 1
         (if exercised)      Annual Base Rent      Monthly Base Rent
         --------------      ----------------      -----------------
      First  (1st) year          $392,253.75           $32,687.81
      Second (2nd) year          $404,208.15           $33,684.01
      Third  (3rd) year          $416,411.60           $34,700.97
      Fourth (4th) year          $428,864.10           $35,738.68
      Fifth  (5th) year          $441,814.70           $36,817.89

        Option Period 2
         (if exercised)      Annual Base Rent      Monthly Base Rent
         --------------      ----------------      -----------------
      First  (1st) year          $463,980.15           $38,665.01
      Second (2nd) year          $477,926.95           $39,827.25
      Third  (3rd) year          $492,371.85           $41,030.99
      Fourth (4th) year          $507,314.85           $42,276.24
      Fifth  (5th) year          $522,506.90           $43,542.24


Tenant shall also pay, as additional rent (the "Additional Rent"), any and all Reserve Expenses (as hereinafter defined) and the Operating Expenses (as hereinafter defined). Additional Rent shall be due and payable when and as provided below in this Lease. In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 5 days of the date when due, a late charge in an amount equal to 10% of the then delinquent installment of Base Rent and/or Additional Rent (the "Late Charge"; the Late Charge, Default Interest (as defined in Section 22.2 below), Base Rent and Additional Rent shall collectively be referred to as "Rent") shall be paid by Tenant to Landlord. All payments of Rent shall be paid to First Industrial, L.P., c/o First Industrial, L.P., P.O. Box 33168, Newark, New Jersey 07188-0168, or if sent by overnight courier, Bank One National Processing Corporation, 3rd Floor, 300 Harmon Meadow Boulevard, Secaucus, New Jersey 07084, Attention: First Industrial, L.P., Lockbox #33168 (or such other entity designated in writing by Landlord to Tenant as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "Agent"), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing. On or prior to April 23, 2003, the Tenant will deliver to the Landlord the first monthly installment of Base Rent payable hereunder and the first month's Estimated Additional Rent. The Security Deposit shall be delivered to Landlord as contemplated under Section 4.3.

      2.3. OPERATING EXPENSES; RESERVE FOR MAINTENANCE.


              2.3.1. OPERATING EXPENSES. The term "Operating Expenses" shall mean all of the following costs and expenses paid or incurred by Landlord with respect to the ownership, repair, replacement, restoration, management, maintenance and operation of the Premises, and which Tenant shall reimburse and/or pay Landlord, as Additional Rent: (i) all costs, wages and benefits of employees or other agents of Landlord to the extent engaged directly in the performance or rendition of General Maintenance Services (as defined in Section 13.1) or other services to the Premises; (ii) all premiums for casualty, workers' compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Premises (the Landlord's Insurance Policies"); (iii) the cost of all utilities, supplies, tools, materials and equipment utilized in the ownership, repair, maintenance and operation of the Premises, together with sales and other taxes thereon; (iv) amounts charged by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished to Landlord to or for the Premises (together with a 21% overhead and administrative fee to Landlord for such services, materials, and supplies furnished in connection with capital improvement projects to or for the Premises which are not an obligation of Landlord pursuant to Section 13.2), or any other services provided by or to Landlord or Agent to or for the Premises hereunder which in any of the foregoing cases are not an obligation of Landlord pursuant to this Lease; (v) management fees to Landlord or Agent or other persons or management entities actually involved in the management or operation of the Premises (which shall not exceed an amount equal to 3.75% of the Base Rent payable by Tenant during the applicable Operating Year); (vi) any capital improvements made by, or on behalf of, Landlord to the Premises that either (a) reduce Operating Expenses or
(b) are required to keep the Premises in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, the cost of which capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement, in accordance with generally accepted accounting principles, and which shall be charged to Tenant on such basis; (vii) Taxes (as hereinafter defined in Section 3); and (viii) all reasonable professional fees incurred in connection with standard services provided by Landlord or Agent to or for the Premises. Specifically excluded from Operating Expenses shall be (a) costs of repairs, maintenance and replacements arising out of Landlord's negligence or otherwise on account of a breach of this Lease by Landlord, (b) fines and penalties, unless arising out of Tenant's acts or omissions, (c) exactions paid to governmental bodies such as infrastructure costs, traffic improvements, curb cuts and the like, (d) costs reimbursed by insurance proceeds, condemnation awards or the like, and (e) fees and expenses paid to Landlord or its affiliates above market rates. All Operating Expenses shall be necessary and reasonable for the operation of the Premises in a first class and business-like manner, and in accordance with sound real estate management practices, which is the standard to which Landlord shall perform its obligations hereunder. Landlord shall employ a professional standard of care, diligence and integrity in performing its obligations hereunder. All contracts for supplies and services shall be entered into with third-party vendors in arms length transactions, at prevailing prices, and any payments to Landlord or any of its agents or affiliates which may be permitted hereunder shall be at prevailing rates.

      The Additional Rent owing from Tenant to Landlord on account of Operating Expenses shall commence to accrue as of the Commencement Date. The Operating Expenses payable hereunder for the Operating Years (defined below) in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord's notice to Tenant of such estimated amount (which shall be reasonably detailed), Tenant shall pay, on the first day of each month during that Operating Year, an amount (the "Estimated Operating Expenses") equal to the estimate of the Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of Estimated Operating Expenses due from Tenant). Landlord may adjust the Estimated Operating Expenses from time to time to more accurately reflect the actual or anticipated amount of Operating Expenses. Landlord shall provide to Tenant an expense statement for each Operating Year within ninety (90) days after the end of such Operating Year, which annual statement shall be certified by an officer of Landlord, and which shall include a detailed computation of Operating Expenses for the Operating Year. Landlord shall furnish backup documentation for such annual statement to Tenant, upon Tenant's written request. If the aggregate amount of Estimated Operating Expenses actually paid by Tenant during any Operating Year is less than Tenant's actual ultimate liability for Operating Expenses for that particular Operating Year, as determined pursuant to this
Section 2.3.1, Tenant shall pay the deficiency within 30 days of demand. If the aggregate amount of Estimated Operating Expenses actually paid by Tenant during a given Operating Year exceeds Tenant's actual liability for such Operating Year, the excess shall be credited against the Estimated Operating Expenses first due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Operating Year during the Term, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then applicable excess promptly after determination thereof, provided that there are no amounts due and owing by Tenant to Landlord. In the event that any item of Operating Expenses has not been included in Tenant's Estimated Operating Expenses payments, Landlord shall have the right to bill Tenant for any such cost incurred, and Tenant shall pay to Landlord the invoiced amount within fourteen (14) days of Landlord's written demand therefore. Landlord, for the purpose of paying for required replacements to the roof and macadam in the parking areas of the ("Reserve Expenses") will establish a reserve (the "Replacement Reserve") to which Tenant, simultaneously with the payment of Estimated Additional Rent each month, shall contribute a monthly deposit in the amount of $415.08 per month with $103.77 being applied to the Replacement Reserve for the macadam in the parking areas and $311.31 being applied to the Reserve for the replacement of the roof. Such deposits shall be applied on account of Reserve Expenses incurred by Landlord during the Term as provided in
Section 13.2(b). Upon the expiration or sooner termination of the Lease, Landlord shall retain such deposits to fund Reserve Expenses incurred after the Term. No interest shall be payable to Tenant on account of payments of Estimated Operating Expenses or deposits to the Maintenance Reserve, and such payments may be commingled.

      Landlord shall keep and make available to Tenant expense statement records in reasonable detail of the Operating Expenses for each Operating Year with backup. Landlord shall keep such records for a period of twelve (12) months after delivery of the applicable expense statement. Each such annual statement shall be conclusive and binding on Tenant unless Tenant shall dispute the correctness of such statement within twelve (12) months after delivery of the same to Tenant.

              2.3.2. OPERATING YEAR. The term "Operating Year" shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

            2.4. COVENANTS CONCERNING RENTAL PAYMENTS. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the sixtieth (60th) calendar month following the Commencement Date, and the Expiration Date shall be adjusted accordingly.

      3. TAXES. Tenant agrees to pay as an Operating Expense (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord's income and similar taxes or excise taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (the "Taxes"). As provided in Section 2.3.1, Taxes are included within Operating Expenses; therefore, when and as Tenant pays Estimated Operating Expenses, those estimated monthly payments shall include monthly estimated installments of Taxes. The Taxes for the first and last years of the Term will be appropriately prorated. If any special assessments levied against the Premises are payable in installments (which Landlord shall take advantage of, if available), Tenant shall be responsible only for those installments that are due and payable during the Term. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year rather than Taxes that are assessed, become a lien, or accrue during such year. Landlord agrees to pay all Taxes before they are delinquent and to take advantage of applicable tax abatement or deferral programs, and any penalties or interest for non-payment or late payment will not be deemed Operating Expenses. Landlord hereby agrees that it shall review Taxes on an annual basis and shall make a bona fide determination as to the advisability of filing a tax appeal for such Operating Year and, upon Tenant's request, shall convey to Tenant such determination and the reasoning therefor. Landlord will give Tenant prompt notice of any refunds to be received by Landlord on account of an overpayment in Taxes and will, promptly upon receipt, pay same to Tenant.

      4. USE OF PREMISES; SIGNAGE; SECURITY DEPOSIT.


            4.1. USE OF PREMISES. The Premises shall be used by Tenant for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises;
(b) cause, injury to, or in any way materially impair the value or proper utilization of, all or any portion of the Premises (including, but not limited to, the structural elements of the Building, as defined in Exhibit A) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Premises, including any covenant, condition or restriction affecting the Premises and of which Tenant has been made aware;
(d) exceed the load bearing capacity of the floor of the Building; or (e) materially impair the appearance of the Premises. Tenant may not utilize any portion of the Premises for outside storage of any equipment, raw materials, pallet storage or staging, finished products or any other personal property of Tenant. Notwithstanding the foregoing, Tenant will have the right, at its expense (but without the payment of any Additional Rent), to install antennae or microwave dishes on the roof or exterior of the Premises in areas reasonably approved by Landlord, provided Tenant does so in a good and workmanlike manner in accordance with all applicable laws, rules regulations using reputable contractors (it being understood that Tenant shall be required to utilize Landlord's roofing contractor), and provided further that Tenant maintain same in accordance with the provisions of this Lease and remove same at the end of the Term, repairing any damage caused by such removal. On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a "Tenant Operations Inquiry Form" in the form attached hereto as Exhibit D describing the nature of Tenant's proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord.

            4.2. SIGNAGE. Tenant shall not affix any sign of any size or character to any portion of the Premises, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to use up to the top 60% of the existing pylon sign at the Premises, with Landlord having the right to use the remaining portion of the pylon sign below. Tenant shall have the right to place a sign on the front door of the Premises, at Tenant's sole cost and expense, subject to Landlord's approval and to the applicable rules and regulations of all governmental boards and bureaus having jurisdiction over the Property. Any other signs placed on the Property by Tenant, after reasonable approval by Landlord, shall be installed by Landlord's designated sign company. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal. Except for "for sale" and/or, to the extent contemplated under Section 16, "for lease" signs, Landlord shall not install additional signage at the Premises during the Term without Tenant's reasonable prior approval.

            4.3. SECURITY/DAMAGE DEPOSIT. As an express condition of the within lease, the Tenant shall deposit with the Landlord the following security (the "Security") which shall be held during the Term to guarantee the faithful performance by Tenant of Tenant's lease obligations as herein provided, which security shall be in the aggregate amount of NINE HUNDRED THOUSAND AND 00/100 ($900,000.00) DOLLARS to be deposited as follows: Cash in the amount of FOUR HUNDRED FIFTY THOUSAND AND 00/100 ($450,000.00) DOLLARS (the "Cash Security"), together with an irrevocable and unconditional letter of credit in the amount of FOUR HUNDRED FIFTY THOUSAND AND 00/100 ($450,000.00) DOLLARS from J.P. Morgan Chase & Co. or another recognized banking institution reasonably approved by Landlord, located north of Route 78, within the State of New Jersey, or in the City of New York. On June 1, 2002, Tenant shall deliver to Landlord the letter of credit and cash in the amount of TWO HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED FIFTY FOUR AND 00/100 ($217,554.00) DOLLARS. The remainder of the Security shall be deposited as follows: ONE HUNDRED THOUSAND AND 00/100 ($100,00000) DOLLARS in cash shall be deposited with Landlord on or before December 31, 2002; ONE HUNDRED THIRTY TWO THOUSAND FOUR HUNDRED FORTY SIX AND 00/100 ($132,446.00) DOLLARS will be deposited with Landlord on or before February 15, 2003. The letter of credit shall be payable upon sight draft, together with a certification of Landlord that Tenant is in default uncured pursuant to the terms and conditions of the lease. The Tenant shall be obligated to renew and furnish to Landlord evidence of the renewal of the letter of credit at least thirty (30) days prior to the effective expiration thereof. If such renewal is not furnished by Tenant to Landlord within thirty (30) days of the expiration date of the letter of credit, Landlord shall have the unrestricted right to cash the letter of credit and to retain the proceeds as security hereunder in accordance with the terms and conditions as herein provided. Landlord agrees to deposit the Cash Security in a segregated, interest bearing bank account. Interest earned on the Cash Security shall be for Tenant's account, and within thirty (30) days after notice from Tenant to Landlord given at any time after the commencement of an Operating Year (but no more often than once in any Operating Year), Landlord shall pay to Tenant the then-accrued interest on the Cash Security (along with reasonable evidence of the amount thereof). During the continuance of an Event of Default, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used, by certified or bank cashier's check. The Security (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates, (ii) delivery to Landlord of possession of the Premises, in accordance with the terms and of this Lease, or (iii) delivery to landlord of evidence of compliance with ISRA, as hereinafter defined. Landlord may deliver the Security to any purchaser of Landlord's interest in the Premises, and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease.

      5. CONDITION AND DELIVERY OF PREMISES.


            5.1. CONDITION OF PREMISES. Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on an "AS-IS," "WHEREAS" basis. Tenant acknowledges that neither Landlord nor Agent nor any representative of Landlord has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except as expressly contemplated in this Lease (which includes those items, if any, specifically described in Exhibit B attached hereto ("Landlord Work Items").

            5.2. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the anticipated Commencement Date. The obligations of Tenant under the Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant. In the event that Abbott Laboratories, Inc. ("Abbott"), the current occupant of the Premises, does not vacate and surrender the same to Landlord prior to the Commencement Date hereunder, Landlord agrees that it shall promptly prepare and file a summary dispossess proceeding, so as to cause the eviction of Abbott at the earliest possible time. Landlord shall diligently prosecute such action to conclusion.

            5.3. TENANT'S RESTORATION OBLIGATION. Prior to the expiration of the Lease Term, Tenant shall have the obligation to restore the Premises to the condition set forth on the plan which is annexed hereto and made a part hereof as Exhibit "E". Tenant shall perform such work at its sole cost and expense. Upon completion of such restoration, Tenant shall deliver a certificate of occupancy for the Premises to the Landlord. Landlord and Tenant have agreed that the cost of such restoration shall be deemed to be the amount of SIX HUNDRED SIXTY SEVEN THOUSAND FIVE HUNDRED FIFTY FOUR AND 00/100 ($667,554.00) DOLLARS (the "Restoration Cost"). In the event that Tenant does not perform the restoration work required by the Section 5.3 and deliver a certificate of occupancy to Landlord as aforesaid, Landlord shall be entitled, as its sole remedy, to retain the Restoration Cost as liquidated damages out of the Security being held by Landlord under Section 4.3 hereof.

      6. SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.

            6.1. SUBORDINATION. Landlord hereby represents and warrants to Tenant that as of the commencement of the Term, Landlord shall be the record owner of the Premises and that, as of the date hereof, there is no (a) ground lease or underlying lease affecting the Premises; or (b) any mortgage or deed of trust placed upon and encumbering, any or all of (x) the Premises; (y) any ground lease or underlying lease for the benefit of the Premises; or (z) all or any portion of Landlord's interest or estate in any of said items (collectively, "Superior Interests"). Landlord shall obtain, from the holders of all future Superior Interests, a Subordination, Non-Disturbance and Attornment Agreement for the benefit of Tenant; any such Subordination, Non-Disturbance and Attornment Agreement shall be written on the standard form utilized by the holder of such Superior Interests, and shall provide generally that the holder of such Superior Interests will not disturb Tenants possession upon a default or foreclosure of such Superior Interests. Notwithstanding the foregoing, Landlord shall have the right to subordinate (or cause to be subordinated) any such ground leases or underlying leases for the benefit of the Premises, or any such mortgage or deed of trust liens, to this Lease. Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, provided Tenant's rights and obligations are not materially, adversely affected hereunder.

            6.2. ESTOPPEL CERTIFICATES. Each party agrees, from time to time and within 10 days after request by the other, to deliver to the other, or its designee, an estoppel certificate stating such factual matters pertaining to this Lease as may be reasonably requested by the requesting party. Failure by the party to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by such party that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Premises or of any interest therein or any other interested party.

            6.3. TRANSFER FOR LANDLORD. In the event of a sale or conveyance by Landlord of the Premises and provided Landlord transfers the Security to the transferee and the transferee assumes all of Landlord's obligations hereunder (including, without limitation, return of the Security), the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord's successor in interest with respect thereto and agrees to attorn to such successor.

            7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as no Event of Default has occurred and is continuing (and then only to the extent expressly permitted by Laws), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord. This covenant shall be construed as a covenant running with the Premises and is not a personal covenant of Landlord. Neither party shall unreasonably interrupt, delay, prevent or hinder the performance any of the obligations of the other party hereunder. Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right, in accordance with all applicable provisions of this Lease, to subject portions of the Premises (but not the interior of the Building) to easements or similar encumbrances for such purposes and uses as Landlord may desire; provided, however, that in all events and under all circumstances, any such encumbrance shall not interfere, in any material respect, with any or all of (a) Tenant's rights to occupy and use the Premises (in the manner and for the purposes contemplated hereunder); (b) Tenant's right to utilize the vehicular parking areas located on the Premises; and (c) Tenant's right of access, ingress and egress to and from the Premises.

      8. ASSIGNMENT, SUBLETTING AND MORTGAGING

            8.1. PROHIBITION. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in Section 4.1 above; therefore, except as hereinafter provided, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole, but reasonable, discretion. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord (or otherwise in accordance with this Lease) shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any required consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. Notwithstanding the provisions of this Section 8.1 to the contrary, Tenant shall have the right, without Landlord consent and free of Landlord's recapture right set forth in Section 8.4, to sublease in one or more transactions up to 35% of the rentable square footage of the Premises, subject to Tenant's delivery to Landlord of an executed counterpart of any such sublease (which shall be made expressly subject and subordinate to this Lease) within 30 days after the commencement date of the term thereof. Tenant shall obtain any required municipal approval for any such assignment or subletting.

            8.2. RIGHTS OF LANDLORD. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord fifty percent (50%) of the excess of such amount over (i) the Rent plus (ii) the reasonable costs and expenses (including, without limitation, brokerage expenses and professional fees) incurred by Tenant in connection with such transaction, and such amount shall be deemed a component of the Additional Rent.

            8.3. PERMITTED TRANSFERS. The provisions of Section 8.1(a) shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to any comparable transaction involving any other form of business entity, whether effectuated in one or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder) (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant's obligations hereunder, in Landlord's reasonable judgment. The provisions of Section 8.1(a) shall not apply to, and Landlord shall have no recapture right under Section 8.4 with respect to, any transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any "related party" to Tenant (defined as an entity which controls, is controlled by, or is under common control with Tenant), provided such successor entity (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant's obligations hereunder, in Landlord's reasonable judgment. In addition, Landlord acknowledges that Tenant or a related party may pursue public offerings of stock, and Landlord agrees that any such transaction (and subsequent transfers of stock through a recognized stock exchange) will not be subject to Landlord approval or Landlord's recapture right hereunder, provided that any such related party which may succeed to the interest of Tenant hereunder (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant's obligations hereunder, in Landlord's reasonable judgment. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, an Event of Default in continuing under this Lease.

            8.4. LANDLORD'S RIGHT OF RECAPTURE. Notwithstanding anything hereinabove set forth, any request by Tenant for a required Landlord's consent to an assignment of the Lease or a sublease of any portion of the Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant's offer to cancel this Lease. Landlord may accept such offer by notice to Tenant within thirty (30) days after Landlord's receipt thereof, in which event, this Lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Base Rent and Additional Rent shall be apportioned to such date, Tenant shall surrender the Premises on such date as herein provided, and subject to payment of required lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within thirty (30) days after the expiration of such Landlord's thirty (30) day acceptance period, may assign this Lease or sublet the applicable portion of the Premises to the proposed assignee or subtenant and upon the terms specified in such request.

            8.5. OPTION TO RENEW PERSONAL. It is expressly understood and agreed that the Tenant's Option to Renew, as hereinafter set forth in Section 27, shall be personal to Tenant only, and may not be exercised by any permitted assignee or subtenant hereunder, unless such assignee or subtenant is a permitted successor to Tenant under Section 8.3. It is understood and agreed that Tenant's Option to Renew shall be null and void in the event that more than thirty five (35%) percent of the Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of the Option to Renew hereinafter set forth.

      9. COMPLIANCE WITH LAWS.


            9.1. COMPLIANCE WITH LAWS. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, "Laws"), pertaining to either or both of the Premises and the Tenant's use thereof. Landlord represents, that as of the date hereof, it has received no notice of violation of any Laws, and has no knowledge of such violation. Landlord agrees that in the performance of its obligations hereunder it shall comply with all Laws, Tenant shall, at its sole expense (regardless of the cost thereof), comply with all Laws applicable to its obligations hereunder. If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Each party shall give prompt notice to the other party of any written notice it receives of the alleged violation of any Laws or requirements of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of a party in any action or proceeding against Such party, whether the other is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

            9.2. (A) HAZARDOUS MATERIALS. Landlord hereby represents and warrants to Tenant that as of the Commencement Date there are no underground storage tanks at the Premises and that Landlord is not aware of any asbestos in the Building or any non-compliance of the Premises with Environmental Laws (as hereinafter defined). As between Landlord and Tenant, Landlord shall be responsible for the illegal presence of Hazardous Materials at the Premises prior to the Commencement Date (unless arising from Tenant's actions) and for the illegal presence of any Hazardous Materials during the Term caused by Landlord. If, at any time or from time to time during the Term (or any extension thereof) any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant's Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and their respective agents and employees shall have the right to either or both (provided same is in accordance with other applicable provisions of this Lease) (a) enter the Premises and (b) conduct, at its expense, appropriate tests for the purposes of ascertaining Tenant's compliance with all applicable Laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from the Premises or any portion thereof; and (iv) upon written request by Landlord or Agent, provided that Landlord has a reasonable basis to believe that Hazardous Materials exist at the Premises, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Laws relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from the Premises or any portion thereof. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal, of any Hazardous Materials at, to, from, on or in the Premises other than in accordance with all Environmental Laws. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant's sole expense, any release of Hazardous Materials caused, contributed to or created by any or all of (A) Tenant and (B) any or all of Tenant's officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives ("Tenant's Parties") during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord's prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord. Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all of Tenant and Tenant's Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord's written consent (which consent may be given or withheld in Landlord's sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings. As used herein, the term (x) "Environmental Laws" shall mean any and all Laws pertaining to Hazardous Materials or that otherwise deal with or relate to air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) "Hazardous Materials" shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not air-borne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law. The undertakings, covenants and obligations under this Section 9.2 shall survive the termination or expiration of this Lease.

            9.2 (B) ISRA. Without limiting anything hereinabove contained in this Section 9.2, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A.13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of this Lease or at any time that any action of Tenant triggers the applicability of ISRA. In particular, Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to Landlord prior to surrender of the Premises by Tenant to Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the annual Base Rent then in effect, prorated on a monthly basis, together with all applicable Additional Rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Section 9.2(b). Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord, at Landlord's sole cost, in the event of a transfer of any portion of the Property, or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP, Landlord agreeing that it shall fully comply with IRSA in such connection. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 2834, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Materials, as above defined, other than in accordance with all Environmental Laws. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Premises. The within covenants shall survive the expiration or earlier termination of the Term.

      10. INSURANCE.


            10.1. INSURANCE TO BE MAINTAINED BY LANDLORD. Landlord shall maintain, as Landlord's Insurance Policies: (a) "all-risk" property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant's Property (defined in Section 12.2 below); and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees; and (c) a rent loss insurance, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord. Landlord represents that its current commercial general public liability insurance policy contains limits of $1,000,000.00 per occurrence, $3,000,000.00 aggregate, and umbrella liability insurance in the amount of $50,000,000.00.

            10.2. INSURANCE TO BE MAINTAINED BY TENANT. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in Sections 10.2.1 and 10.2.2 (collectively, "Tenant's Insurance Policies"). All Tenant's Insurance Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state of New Jersey; (b) provide that said insurance shall not be canceled or materially modified unless 30 days' prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require. All

Tenant's Insurance Policies (or, at Landlord's option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant's Insurance Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least 30 days prior to the expiration of each Tenant's Insurance Policy. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

              10.2.1. GENERAL LIABILITY AND AUTO INSURANCE. Tenant shall purchase and maintain, throughout the Term, a Tenant's Insurance Policy(ies) of commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location. The Tenant's Insurance Policies required by this Section 10.2.1 shall (a) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (f) provide coverage with no exclusion for a pollution incident arising from a hostile fire.

              10.2.2. PROPERTY AND WORKERS' COMPENSATION INSURANCE. Tenant shall purchase and maintain, throughout the Term, a Tenant's Insurance Policy or Insurance Policies of (i) "all-risk" property insurance covering Tenant's Property (at its full replacement cost), and damage to other property resulting from any acts or operations of Tenant, and (ii) workers' compensation insurance per the applicable state statutes covering all employees of Tenant.

            10.3. WAIVER OF SUBROGATION. To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of the Premises,
(c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant's workers' compensation carrier. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

      11. ALTERATIONS. Tenant shall not make any structural alterations or improvements in and to the Premises or otherwise modify or replace any Building systems (except in connection with Tenant's repair, replacement and maintenance obligations under Section 13.1, for which Landlord's consent shall not be required) without Landlord's prior written consent, which consent Landlord shall not be required to give, except in its sole discretion. Tenant shall have the right to make non-structural alterations at the Premises without Landlord's consent, provided that Landlord will have the right to review and approve (such approval not to be unreasonably withheld or delayed and to be limited to confirmation that the alteration will not impact the Building's structure or systems) plans with respect to non-structural alterations, the cost of which is budgeted to be in excess of $10,000. In addition, Tenant shall have the right to perform the restoration work contemplated in Section 5.3 above. Tenant shall perform any permitted alterations in a good and workmanlike manner in accordance with all Laws and using reputable contractors. Tenant shall not permit or cause any construction lien to attach to the Premises or the Property. Tenant, at its expense, shall procure the satisfaction or discharge of record or all such liens and encumbrances within thirty (30) days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant's sole expense, with endorsements (satisfactory, both in form of substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempt at enforcement of such lien. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

      12. LANDLORD'S AND TENANT'S PROPERTY.


            12.1. LANDLORD'S PROPERTY. Subject to Section 12.2, all fixtures, machinery, equipment, improvements and appurtenances permanently attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove (without simultaneous replacement) any of the following without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment, except as contemplated in Sections 5.3, 11 and 13.1.

            12.2. TENANT'S PROPERTY. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord, and that can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property and any Alterations (except such items thereof as constitute Landlord's Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord's reasonable satisfaction) any damage to the Premises resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense, together with an additional twenty one (21%) percent of such costs for Landlord's overhead and profit. Notwithstanding the foregoing, if after an Event of Default Tenant vacates the Premises or is dispossessed of possession thereof, Tenant may thereafter remove Tenant's Property from the Premises only upon the express written direction of Landlord.

      13. REPAIRS AND MAINTENANCE.


            13.1. TENANT REPAIRS AND MAINTENANCE. Tenant shall, at its expense, throughout the Term, maintain and preserve, in at least the condition of the Premises as delivered to Tenant (subject to normal and customary wear and tear and casualty), the interior of the Premises, and the fixtures and appurtenances therein. In addition, Tenant shall perform repairs to and replacements of the electrical, mechanical, HVAC, and plumbing systems at the Building. Landlord shall, at Tenant's sole but reasonable cost and expense, perform all other structural and non-structural repairs and replacements, interior and exterior, ordinary and extraordinary, in and to the Premises and the facilities and systems thereof (including, but not limited to, the roof, sidewalks, driveways, curbs, loading areas, landscaped areas and parking lot) in a good and workmanlike manner and in accordance with all Laws. Landlord shall maintain all structural portions of the Building (including, without limitation, the roof, walls, columns and other structural components, floor and foundation) in good and safe condition in accordance with all

Laws and shall maintain all exterior portions of the Premises (including, without limitation, Building exterior, landscaping, exterior lighting, parking areas and driveways (including snow removal), loading areas and plumbing and utility lines and connections to the Building and to the boundary of the Land) in good condition (subject to normal and customary wear and tear) (any such repairs, maintenance, restoration and/or replacement activities that Landlord is required to perform hereunder are collectively referred to as "General Maintenance Services"). Landlord shall promptly respond to any request by Tenant relating to General Maintenance Services. Any maintenance of the mechanical, electrical, sanitary, HVAC, or other systems at the interior of the Premises shall be performed, at Tenant's expense, by appropriately licensed contractors. Tenant shall, at Tenant's sole cost and expense, maintain in full force and effect a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems serving the Premises, which contract shall provide for a minimum of four (4) inspections per year; Tenant shall deliver to Landlord a copy of said contract and all inspection reports promptly upon Tenant's receipt thereof. All repairs and replacements undertaken by or on behalf of Tenant (including, if made by Landlord) shall be made with materials of equal or better quality than the items being repaired or replaced. As provided in and subject to Section 2.3 above, all costs incurred by Landlord in the provision or performance of General Maintenance Services shall constitute Operating Expenses, and Tenant shall reimburse Landlord for the cost thereof.

            13.2. LANDLORD REPAIRS. (a) Notwithstanding anything contrary herein, Landlord shall have no obligation to repair, maintain or replace all or any portion of the Premises except as expressly contemplated in this Lease.

                  (b) Notwithstanding anything herein contained to the contrary, Landlord shall be responsible, at Landlord's sole cost and expense, for all required repairs and replacements of the exterior walls, structural steel and foundation of the Building, provided that damage to any of the foregoing has not been caused by the negligence or willful misconduct of the Tenant or any of Tenant's parties (in which case Tenant shall be responsible for the cost of any such repair or replacement). Landlord shall be responsible for the cost of any required replacement of the roof of the Building and macadam in the parking area, subject to reimbursement from Tenant, as hereinafter set forth. The cost of any such replacement shall be reasonably amortized over its useful life (calculated on a monthly basis not to exceed, in the aggregate, one hundred twenty (120) months, together with interest at the rate of 10% per annum) and, upon Landlord's completion of any such replacement, Tenant shall pay as an Operating Expense (and Additional Rent) such monthly amortized amount along with each month's payment of Base Rent. To the extent Landlord is holding Reserve Expenses, Landlord shall apply same to the first required payments of Additional Rent on account of any such replacement. After the completion of any replacement to which Reserve Expenses are applied, Tenant will no longer be under an obligation to pay Reserve Expenses (for that item only, and only for such period of time that Tenant is paying such amortized amount) and instead shall continue to pay the monthly amortized amount as provided above. Tenant shall only be obligated to make monthly payments on account of a replacement of the roof or parking area macadam with respect to the portion of the useful life thereof as falls within the Term (as same may be extended).

      14. UTILITIES. Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (i) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (ii) the HVAC systems of the Building. Landlord represents, as of the date hereof, that utility services (electric, water, sewer, gas and telecommunications) are available to the Building.

      15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent in good faith deems necessary or (ii) any other cause beyond Landlord's reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises that occurs as a result of causes beyond Landlord's or Agent's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent. Landlord will give Tenant reasonable prior oral notice before performing any such repair or maintenance (unless an emergency) and will perform applicable repairs as quickly and with as little interference to Tenant as practicable.

      16. LANDLORD'S RIGHTS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to the Premises or its facilities and equipment as Landlord is required to make. Unless an emergency, a representative of Tenant shall accompany Landlord and other parties entering or passing through the Premises. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with the General Maintenance Services and any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant's business operations and Tenant's occupancy and use of the Premises. During the period of nine (9) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or if an Event of Default is continuing under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants and erect a "For Lease" sign thereon. Additionally, Landlord shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last ninety (90) days of the Term, provided that, during or prior to that time, Tenant shall have vacated the Premises, and provided further that such shall be at Landlord's sole cost and liability.

      17. NON-LIABILITY AND INDEMNIFICATION.


            17.1. NON-LIABILITY. Except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages; (c) any latent defect in the Premises; (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same. Notwithstanding the foregoing, Landlord shall be liable for injury to persons or damage to property (except for Tenant's Property) which is caused by the negligence or willful misconduct of Landlord or Landlord's agents, servants or employees. Landlord shall not be liable for any damage to Tenant's Property, regardless of cause.

      17.2. INDEMNIFICATION.


            17.2.1. TENANT INDEMNIFICATION. Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, "Landlord Indemnified Parties") harmless from and against any and all Losses (defined below) arising from or in connection with any or all of (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created in any such case by any or all of Tenant and Tenant's Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant's Parties;
(c) any accident, injury or damage whatsoever (unless caused by Landlord's negligence, subject however to any applicable doctrine of comparative or contributory negligence) occurring in, at or upon the Premises caused by any or all of Tenant and Tenant's Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant's Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Section 9 by any or all of Tenant and Tenant's Parties; (h) claims for work or labor performed or materials supplies furnished to, or at the request of, any or all of Tenant and Tenant's Parties; (i) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease;
(j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or, recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant's Parties other than in accordance with this Lease; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant's Parties with respect to the Premises during the Term, excluding, however, any violation of Environmental Law resulting directly from the acts or omissions of any or all of Landlord and Landlord's employees, agents and contractors (collectively, "Tenant's Indemnified Matters"). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant's Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, Landlord. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises, damages for the loss or restriction on use of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys' and consultants' reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section
17.2.1 shall survive the expiration or termination of this Lease.

            17.2.2. LANDLORD INDEMNIFICATION. Landlord hereby indemnifies, defends and holds Tenant and its affiliates, owners, partners, directors, officers, agents and employees harmless from and against any and all Losses arising from or in connection with any or all of (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created in any such case by any or all of Landlord or Landlord's officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (collectively, "Landlord's Parties") in or about the Premises during, prior to or after the Term; (b) any act, omission or negligence of any or all of Landlord and Landlord's Parties; (c) any accident, injury or damage whatsoever (unless caused by Tenant's negligence, subject however to any applicable doctrine of comparative or contributory negligence) occurring in, at or upon the Premises caused by any or all of Landlord or Landlord's Parties; (d) any breach by Landlord of any of its warranties and representations under this Lease; (e) any actions necessary to protect Tenant's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Landlord or Landlord's Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Section 9 by any or all of Landlord or Landlord's Parties; (h) claims for work or labor performed or materials supplies furnished to, or at the request of, any or all of Landlord and Landlord's Parties; (i) claims arising from any breach or default on the part of Landlord in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Landlord or Landlord's Parties other than in accordance with this Lease; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Landlord and Landlord's Parties with respect to the Premises during the Term, excluding, however, any violation of Environmental Law resulting directly from the acts or omissions of any or all of Tenant and Tenant's employees, agents and contractors (collectively, "Landlord's Indemnified Matters"). In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section
17.2.2 shall survive the expiration or termination of this Lease.

            17.3. FORCE MAJEURE. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord's reasonable control. The obligations of Landlord hereunder shall not be affected, impaired or excused, and Tenant shall have no liability whatsoever to Landlord, with respect to any act, event or circumstance arising out of Tenant's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Tenant's reasonable control. This provision shall not apply to monetary obligations hereunder.

      18. DAMAGE OR DESTRUCTION

            18.1. NOTIFICATION AND REPAIR. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to or defect in any part or appurtenance of the Property's sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof. Tenant shall be liable for any claim, loss, damage, cost or expense resulting from Tenant's failure to give Landlord the foregoing notice in a timely manner. Subject to the provisions of Section 18.3 below, if the Premises are damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Premises (except for Tenant's Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage. Subject to the provisions of
Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Section. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to pursue receipt of insurance proceeds and make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

            18.2. RENTAL ABATEMENT. If (a) the Premises are damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

            18.3. TOTAL DESTRUCTION. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that (in the reasonable opinion of an independent, reputable contractor or architect designated by Landlord and retained by Landlord promptly after the fire or casualty) its repair or restoration requires more than 150 days, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of Superior Interest (collectively, "Superior Parties") or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any casualty insurance policies on the Premises fails to make available to Landlord (for any reason other than on account of Landlord's acts or omissions) sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord's sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord's election to terminate this Lease. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs, and restoration, unless Landlord shall not have completed the restoration within 180 days after the casualty, in which event Tenant shall have the right to terminate this Lease. In the event that this Lease is terminated as contemplated in this Section 18, Tenant shall be responsible for payment of rent only up to the date of the casualty. For purposes of this Section 18.3 only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

            18.4. INSURANCE PROCEEDS. Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to the Premises (excluding any proceeds for damage to Tenant's Property). In the event that the Premises are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant's Property), whether carried by Landlord or Tenant, shall be payable to Landlord. Landlord's duty to repair the Premises (excluding Tenant's Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty.

      19. EMINENT DOMAIN. If the whole, or substantially all, of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than substantially all of the Premises is so taken or condemned but such taking would prevent or materially interfere with the Permitted Use of the Premises for more than 60 days, Tenant shall have the right to terminate this Lease by notice given within thirty

(30) days after the effective date of such taking. If less than substantially all of the Premises is so taken or condemned and such taking does not prevent or materially interfere with the Permitted Use or if the taking or condemnation will be for less than 60 days (regardless of the portion of the Premises affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, or for relocation expenses shall be the property of Tenant.

      20. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any legal repossession by Landlord of the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair (as defined by Exhibit C, attached hereto and incorporated herein by reference), except for ordinary wear and tear and casualty, and (b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 within a reasonable time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. Landlord and Tenant hereby agree that they shall conduct a walk through inspection of the premises at least thirty (30) days prior to the expiration date, at which time Landlord shall determine which alterations and improvements will need to be removed by Landlord at Tenant's sole cost and expense, and which shall remain. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 200% of the aggregate of the Base Rent and Additional Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant's remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days' prior written notice given by the terminating party to the non-terminating party. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

      21. EVENTS OF DEFAULT.

            21.1. BANKRUPTCY OF TENANT. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

            21.2. DEFAULT PROVISIONS. Each of the following shall constitute event of default ("Event of Default") by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment within five (5) days of the date on which said payment is due; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord's delivery to Tenant of written notice of such default under this

Section 2.1.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 60 days after the initial delivery of Landlord's original default notice; or (c) Tenant vacates or abandons the Premises during the Term.

            21.3. LANDLORD DEFAULT PROVISIONS. An Event of Default with respect to Landlord shall be deemed to occur if (a) there is a misrepresentation by Landlord hereunder, or (ii) Landlord fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Landlord under this Lease for a period of 30 days after Tenant's delivery to Landlord of written notice of such default under this Section 21.3; provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Landlord commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Tenant shall not exercise any remedies unless such default remains uncured for more than 60 days after the initial delivery of Tenant's original default notice.

      22. RIGHTS AND REMEDIES.


            22.1. LANDLORD'S CURE RIGHTS UPON DEFAULT OF TENANT. During the continuance of an Event of Default, Landlord, without thereby waiving such Event of Default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant upon compliance with any notice requirements and cure periods set forth in Section 21.2.

            22.2. LANDLORD'S REMEDIES. During the continuance of an Event of Default, Landlord may serve a notice upon Tenant electing to terminate this Lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the Term herein granted; however, and Event of Default shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant. All Base Rent and Additional Rent payable by Tenant following Tenant's receipt of a notice of monetary default shall be made by way of certified or bank cashier's check. In case this Lease shall be legally terminated as hereinbefore provided, or by summary proceedings or otherwise in accordance with Laws, to the extend permitted by Laws, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease. In case this Lease shall be terminated as hereinabove provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the then current Term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. However, in no event shall Landlord be under any obligation to relet the Premises. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent reserved in this Lease. Landlord shall be entitled to recover from Tenant the sum equal to all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Premises, the costs of reletting the Premises, and the costs and charges for the care of Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord. All rights and remedies of Landlord hereunder are qualified in that they shall all be exercised in accordance with Laws.

            22.3. ADDITIONAL RIGHTS OF LANDLORD. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease during the continuance of an

Event of Default, including attorneys' reasonable fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord within thirty (30) days of the date when due hereunder, shall bear interest at the rate of one and one-half (1-1/2%) percent per month from the date such payment is due until the date of payment thereof, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefore. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

            22.4. EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (b) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (c) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant.

            22.5. TENANT'S CURE RIGHTS AND REMEDIES. Tenant shall have all rights and remedies at law and equity in the case of an Event of Default by Landlord hereunder. In addition, during the continuance of an Event of Default by Landlord, Tenant, without thereby waiving such Event of Default, may (but shall not be obligated to) perform the same for the account, and at the expense of Landlord upon an additional thirty (30) days' notice to Landlord. Landlord shall pay to Tenant the reasonable amounts incurred in the performance of such obligations within 30 days after invoice to Landlord, failing which payment, Tenant shall have the right to bring suit against Landlord for such amounts. Tenant shall not have the right to offset any such amounts against Rent.

      23. BROKER. Each party covenants, warrants and represents to the other that the Broker was the only broker involved in the negotiation of this Lease. Landlord shall be solely responsible for paying the commission of the Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefore by a party other than the Broker claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

      24. MISCELLANEOUS.

            24.1. MERGER. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

            24.2. NOTICES. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

      If to Landlord:                   First Industrial Realty Trust, Inc.
                                        First Industrial, L.P.
                                        43 Us Highway 46 East, Suite 701
                                        Pine Brook, New Jersey 07058
                                        Attn:  Mr. Hayden Tiger

      With a copy to:                   Epstein, Fitzsimmons, Brown, Ringle,
                                        Gioia & Jacobs
                                        245 Green Village Road
                                        Chatham Township, New Jersey 07928
                                        Attn:  Robert K. Brown, Esq.

      If to Tenant:                     At the Premises, as well as:
                                        Eyetech Pharmaceuticals, Inc.
                                        666 Fifth Avenue, 35th floor
                                        New York, New York 10103
                                        Attn:  Mr. Bill O'Connor and Mr.
                                        Harsha Murthy

      With a copy to:                   Reynolds Law, P.C.
                                        34 South Broadway
                                        White Plains, New York 10601
                                        Attn: Stephen B. Reynolds, Esq.

Copies of all notices hereunder, which are sent prior to April 30, 2003 shall also be sent to:

                                        Abbott Laboratories, Inc.
                                        Dept. 52T, Bldg. AP52S
                                        200 Abbott Park Road
                                        Abbott Park, IL 60064-3537
                                        Attention: Corporate Real Estate

            24.3. NON-WAIVER. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

            24.4. LEGAL COSTS. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with an Event of Default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's attorneys' reasonable fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

            24.5. PARTIES BOUND. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Premises, provided Landlord transfers the Security to the transferee and the transferee assumes all of Landlord's obligations hereunder (including, without limitation, return of the Security). In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee. No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

            24.6. RECORDATION OF LEASE. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

            24.7. SURVIVAL OF OBLIGATIONS. Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

            24.8. GOVERNING LAW; CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

            24.9. TIME. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the State of New Jersey, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

            24.10. AUTHORITY. Each party hereby represents and warrants to the other that the execution and delivery of this Lease and the performance by such party of its obligations hereunder have been duly authorized by all necessary corporate or partnership action and that the party executing the Lease on its behalf has been duly authorized to do so.

            24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

            24.12. TENANT'S FINANCIAL INFORMATION. Provided that Tenant is not a publicly owned entity, Tenant shall deliver to Landlord, within fifteen (15) days after Landlord's delivery to Tenant of a written request (the "Financial Information Request"), its latest current income and balance statements for Tenant prepared by Tenant in the ordinary course of its business and in accordance with sound accounting practices. Landlord hereby agrees that Landlord shall not deliver a Financial Information Request more often than once in any given twelve (12) month period during the Term, unless there is a continuing Event of Default by Tenant.

            24.13. INTENTIONALLY OMITTED.

            24.14. SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

            24.15. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

            24.16. INTENTIONALLY OMITTED.


            24.17. TENANCY APPROVAL. The within Lease is subject to and conditioned upon the approval of Tenant's use and occupancy of the Premises by the Township of Hanover. Landlord and Tenant shall cooperate so as to obtain the such approval as soon as is reasonably practicable. Tenant shall promptly apply for such approval, at Tenant's sole cost and expense.

            24.18. RIDERS. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

      25. OPTION TO RENEW

            25.1. Provided the Tenant is not in default pursuant to the terms and conditions of this Lease, the Tenant is hereby given the right and privilege to renew this Lease, for two (2) consecutive five (5) year periods, to commence at the end of the initial Term, which renewals shall be upon the same terms and conditions as in this Lease contained, except that Tenant shall pay Base Rent during the option periods in the amounts set forth in Section 2.2 hereof.

            25.2. The right, option and privilege of the Tenant to renew this Lease as hereinabove set forth is expressly conditioned upon the tenant delivering to the Landlord in writing in accordance with Section 19.2, nine (9) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than nine (9) months prior to the date fixed for the termination of the initial Lease Term and first renewal term, as applicable, and upon the giving of such notice this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the renewal term(s) had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the applicable renewal term.

            25.3. The obligation to pay the Base Rent as hereinabove set forth shall be in addition to the obligation to pay all Additional Rent and other charges required by the terms and conditions of this Lease.

      26. SALE OF THE PREMISES. In the event that Landlord decides to market the Premises for sale, Landlord agrees that it shall notify Tenant of such intention at the same time that Landlord offers the Premises for sale to the public generally. The foregoing shall not prohibit the Landlord from entering into discussions with any potential purchaser of the Premises, without liability to Tenant.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                         LANDLORD:

                                         FIRST INDUSTRIAL, L.P., a Delaware
                                         limited partnership

WITNESS:                                 By:   First Industrial Realty Trust,
                                         Inc., a Maryland corporation, its
/s/ MARY ANN E. RUSSELL                  general partner
------------------------
                                         By: /s/ HAYDEN TIGER
                                            ------------------------------------

                                         Its:
                                             -----------------------------------

                                         TENANT:
ATTEST:
                                         EYETECH PHARMACEUTICALS, INC., a
                                         Delaware corporation
/s/ KEN LINSK, Assoc. General Counsel
-------------------------------------
                                         By: /s/ DAVID GUYER
                                            ------------------------------------

                                         Its: CEO
                                             -----------------------------------

STATE OF NEW JERSEY     )
                        ) SS.
COUNTY OF MORRIS        )

      BE IT REMEMBERED, that on this 18th day of March, 2002, before me, the subscriber, MARY ANN E. RUSSELL, personally appeared HAYDEN TIGER, who, I am satisfied, is the person who signed the within Instrument as Regional Director, of FIRST INDUSTRIAL REALTY TRUST, INC., a Delaware corporation, a General Partner of FIRST INDUSTRIAL, L.P., the Landlord named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                    /s/ MARY ANN E. RUSSELL
                                    ------------------------------
                                    MARY ANN E. RUSSELL
                                    Notary Public State of New Jersey
                                    My Commission Expires July 20, 2003



STATE OF N.J.           )
                        ) SS.
COUNTY OF ESSEX         )

      BE IT REMEMBERED, that on this 15 day of March, 2002, before me, the subscriber, David Guyer personally appeared , who, I am satisfied, is the person who signed the within Instrument as CEO of EYETECH PHARMACEUTICALS, INC., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                    /s/ LILLIAN VAZQUEZ
                                    ------------------------------------------
                                    OFFICIAL SEAL
                                    NOTARY PUBLIC - NEW JERSEY
                                    LILLIAN VAZQUEZ
                                    ESSEX COUNTY
                                    My Commission Expires April 7, 2004






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